EXHIBIT 5.1

Dentons Durham Jones Pinegar P.C. 111 South Main Street, Suite 2400 Salt Lake City, Utah 84111 United States dentons.com

March 27, 2024

Know Labs, Inc. 500 Union Street, Suite 810 Seattle, Washington 98101

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Know Labs, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 10,800,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) that may be sold or delivered by the party listed as selling stockholder in the Registration Statement (the “Selling Stockholder”), which Shares are issuable upon conversion of a Convertible Note (the “Note”) and a Warrant (the “Warrant”) issued by the Company to the Selling Stockholder pursuant to that certain Securities Purchase Agreement, dated February 27, 2024, between the Company and the Selling Stockholder.

The Shares may be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus, and pursuant to Rule 415 under the Securities Act.

We have examined such documents and made such other investigations as we have deemed appropriate to render the opinion set forth below. As to matters of fact material to our opinion, we have relied, without independent verification, on certificates or comparable documents of public officials and other inquiries of officers of the Company.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

The scope of this opinion is limited to the laws of the State of Nevada. This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We have assumed that, at or prior to the time of the issuance and delivery of any Shares, there will not have occurred any change in law, change in the Shares issuable pursuant to the Note or Warrant, change to the Company’s charter documents, or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Shares.

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against due payment therefor in accordance with the terms set forth in the Note and the Warrant, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement, the Prospectus constituting a part thereof, and any amendments or supplements thereto, as incorporated by reference in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with the issuance and sale of the Shares that are the subject of the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Dentons Durham Jones Pinegar P.C.

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